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            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 033-55630, 033-55630 A, 033-73096, 033-73360, 033-31579, 033-42551,
033-42551 A, 033-44162, and 033-45247) and Form S-8 (Nos. 033-77172, 033-32354,
033-45683, 033-21091, and 033-12598) of Alliance Pharmaceutical Corp. of our report dated July 27, 1993, appearing in this annual report on Form 10-K/A of Alliance Pharmaceutical Corp. for the year ended June 30, 1994.


Deloitte & Touche, LLP


New York New York
March 6, 1995